Prospectus Supplement -- Jan. 20, 2004*

Fund Name (Date)                                               Prospectus Form #
AXP Blue Chip Advantage Fund (April 1, 2003)                       S-6025-99 V
AXP Diversified Bond Fund (Oct. 30, 2003)                          S-6495-99 W
AXP California Tax-Exempt Fund (Aug. 29, 2003)                     S-6328-99 X
AXP Core Bond Fund (Sept. 29, 2003)                                S-6267-99 C
AXP Discovery Fund (Sept. 29, 2003)                                S-6457-99 Y
AXP Diversified Equity Income Fund (Nov. 28, 2003)                 S-6475-99 W
AXP Emerging Markets Fund (Dec. 30, 2003)                          S-6354-99 L
AXP Equity Select Fund (Jan. 29, 2003)                             S-6426-99 W
AXP Equity Select Fund (Jan. 29, 2004)                             S-6426-99 X
AXP Equity Value Fund (May 30, 2003)                               S-6382-99 N
AXP European Equity Fund (Dec. 30, 2003)                           S-6006-99 F
AXP Focused Growth Fund (May 30, 2003)                             S-6003-99 E
AXP Global Balanced Fund (Dec. 30, 2003)                           S-6352-99 J
AXP Global Bond Fund (Dec. 30, 2003)                               S-6309-99 X
AXP Global Equity Fund (Dec. 30, 2003)                             S-6334-99 W
AXP Global Technology Fund (Dec. 30, 2003)                         S-6395-99 G
AXP Growth Dimensions Fund (Sept. 29, 2003)                        S-6004-99 F
AXP Growth Fund (Sept. 29, 2003)                                   S-6455-99 X
AXP High Yield Bond Fund (July 30, 2003)                           S-6370-99 W
AXP High Yield Tax-Exempt Fund (Jan. 29, 2003)                     S-6430-99 X
AXP High Yield Tax-Exempt Fund (Jan. 29, 2004)                     S-6430-99 Y
AXP Income Opportunities Fund (Sept. 29, 2003)                     S-6266-99 C
AXP Inflation Protected Securities Fund (Jan. 12, 2004)            S-6280-99 A
AXP Insured Tax-Exempt Fund (Aug. 29, 2003)                        S-6327-99 Y
AXP Intermediate Tax-Exempt Fund (Jan. 29, 2003)                   S-6355-99 K
AXP Intermediate Tax-Exempt Fund (Jan. 29, 2004)                   S-6355-99 L
AXP International Fund (Dec. 30, 2003)                             S-6140-99 Y
AXP Large Cap Equity Fund (Sept. 29, 2003)                         S-6244-99 D
AXP Large Cap Value Fund (Sept. 29, 2003)                          S-6246-99 D
AXP Limited Duration Bond Fund (Sept. 29, 2003)                    S-6265-99 C
AXP Managed Allocation Fund (Nov. 28, 2003)                        S-6141-99 X
AXP Massachusetts Tax-Exempt Fund (Aug. 29, 2003)                  S-6328-99 X
AXP Michigan Tax-Exempt Fund (Aug. 29, 2003)                       S-6328-99 X
AXP Mid Cap Value Fund (Nov. 28, 2003)                             S-6241-99 D
AXP Minnesota Tax-Exempt Fund (Aug. 29, 2003)                      S-6328-99 X
AXP Mutual (Nov. 28, 2003)                                         S-6326-99 X
AXP New Dimensions Fund (Sept. 29, 2003)                           S-6440-99 W
AXP New York Tax-Exempt Fund (Aug. 29, 2003)                       S-6328-99 X
AXP Ohio Tax-Exempt Fund (Aug. 29, 2003)                           S-6328-99 X
AXP Partners Aggressive Growth Fund (July 30, 2003)                S-6260-99 C
AXP Partners Fundamental Value Fund (July 30, 2003)                S-6236-99 E
AXP Partners Growth Fund (July 30, 2003)                           S-6261-99 C
AXP Partners International Aggressive Growth Fund (Dec. 30, 2003)  S-6243-99 F
AXP Partners International Core Fund (Dec. 30, 2003)               S-6259-99 D
AXP Partners International Select Value Fund (Dec. 30, 2003)       S-6242-99 F
AXP Partners International Small Cap Fund (Dec. 30, 2003)          S-6258-99 D
AXP Partners Select Value Fund (July 30, 2003)                     S-6240-99 D
AXP Partners Small Cap Core Fund (July 30, 2003)                   S-6237-99 E
AXP Partners Small Cap Growth Fund (May 30, 2003)                  S-6301-99 E
AXP Partners Small Cap Value Fund (July 30, 2003)                  S-6239-99 E
AXP Partners Value Fund (July 30, 2003)                            S-6238-99 E
AXP Precious Metals Fund (May 30, 2003)                            S-6142-99 X
AXP Progressive Fund (Nov. 28, 2003)                               S-6449-99 X
AXP Quantitative Large Cap Equity Fund (Sept. 29, 2003)            S-6263-99 C
AXP Real Estate Fund (Jan. 6, 2004)                                S-6281-99 A
AXP Research Opportunities Fund (Sept. 29, 2003)                   S-6356-99LK
AXP Selective Fund (July 30, 2003)                                 S-6376-99 X
AXP Short Duration U.S. Government Fund (July 30, 2003)            S-6042-99 X
AXP Small Cap Advantage Fund (May 30, 2003)                        S-6427-99 G
AXP Small Company Index Fund (April 1, 2003)                       S-6357-99 L
AXP Stock Fund (Nov. 28, 2003)                                     S-6351-99 X
AXP Strategy Aggressive Fund (May 30, 2003)                        S-6381-99 N
AXP Tax-Exempt Bond Fund (Jan. 29, 2003)                           S-6310-99 X
AXP Tax-Exempt Bond Fund (Jan. 29, 2004)                           S-6310-99 Y
AXP U.S. Government Mortgage Fund (July 30, 2003)                  S-6245-99 D
AXP Utilities Fund (Aug. 29, 2003)                                 S-6341-99 X

For the prospectus

Under the heading "Buying and Selling Shares," the section titled "Should you purchase Class A, Class B or Class C shares" has been revised to read as follows:

Should you purchase Class A, Class B or Class C shares?

If your investments in American Express mutual funds total $100,000 or more, Class A shares may be the better option because the sales charge is reduced for larger purchases. If you qualify for a waiver of the sales charge, Class A shares will be the best option.

If you invest less than $100,000, consider how long you plan to hold your shares. Class B shares have a higher annual distribution fee than Class A shares and a CDSC for six years. Class B shares convert to Class A shares in the ninth calendar year of ownership. Class B shares purchased through reinvested dividends and distributions also will convert to Class A shares in the same proportion as the other Class B shares.


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Class C shares also have a higher annual distribution fee than Class A shares.
Class C shares have no sales charge if you hold the shares for one year or longer. Unlike Class B shares, Class C shares do not convert to Class A. As a result, you will pay a 1% distribution fee for as long as you hold Class C shares. If you choose a deferred sales charge option (Class B or Class C), generally you should consider Class B shares if you intend to hold your shares for more than six years. Consider Class C shares if you intend to hold your shares less than six years. To help you determine what investment is best for you, consult your financial advisor.

Under the heading "Sales Charges," the first bullet in the section titled "Other Class A sales charge policies" has been revised to read as follows:

o IRA purchases or other employee benefit plan purchases made through a payroll deduction plan or through a plan sponsored by an employer, association of employers, employee organization or other similar group, may be added together to reduce sales charges for all shares purchased through that plan, provided that the plan uses the Distributor's group billing services, and

S-6426-24 C (1/04)
* Valid until next prospectus update.
Destroy - Jan. 30, 2005